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Exhibit 3

MERIDIAN GOLD, INC.	9th Floor, 100 University Avenue Toronto, Canada M5J 2Y1 www.computershare.com

Security Class

Holder Account Number

  Form of Proxy — Special Meeting to be held on Thursday, December 20, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted FOR or AGAINST, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.
This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 p.m., EST on Tuesday, December 18, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 011745	HOLDER ACCOUNT NUMBER C9999999999	ACCESS NUMBER 99999

Appointment of Proxyholder

I/We, being holder(s) of common shares of Meridian Gold Inc. hereby appoint: Peter Marrone, Chairman, President and Chief Executive Officer, or failing him, Charles Main, Chief Financial Officer, or failing them, Jacqueline Jones, Corporate Secretary	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Meridian Gold Inc. to be held at the offices of Cassels Brock & Blackwell LLP, 40 King Street West, Suite 2100, Scotia Plaza, Toronto, Ontario, on Thursday, December 20, 2007 at 9:00 a.m. (Toronto time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES

1. Resolution
A resolution approving the arrangement involving Meridian Gold Inc., its shareholders, Yamana Gold Inc. and 6855237 Canada Inc. pursuant to section 192 of the Canada Business Corporations Act, as amended, in the form of resolution attached as Schedule A to the accompanying management information circular of Meridian Gold Inc. dated November 23, 2007.	For ☐	Withhold ☐

Authorized Signature(s) — This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		/ /

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Proxies submitted must be received by 5:00 p.m., EST on Tuesday, December 18, 2007.